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                                                                     EXHIBIT 2.5

                            UGLY DUCKLING CORPORATION

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (the "Agreement"), dated as of August 20, 1997, is between UGLY DUCKLING CORPORATION, a Delaware corporation (the "Company"), and HARRIS TRUST COMPANY OF CALIFORNIA, as warrant agent (the "Warrant Agent").

         WHEREAS, the Company has entered into a Loan and Purchase Agreement dated as of August 20, 1997 (the "Loan Purchase Agreement"), by and among the Company and the Sellers (as defined in the Loan Purchase Agreement), among others, pursuant to which the Company has agreed to purchase certain claims and loans of the Sellers with respect to loans previously made by the Sellers to First Merchants Acceptance Corporation and the Sellers have agreed to sell such loans and claims, all as set forth in, and subject to the terms and conditions of, the Loan Purchase Agreement; and

         WHEREAS, as a condition precedent to the effectuation of the purchase contemplated in the Loan Purchase Agreement, the Company has agreed to issue to the Sellers warrants (the "Warrants") to purchase up to an aggregate of 389,800 shares of common stock, $.001 par value per share ("Common Stock"), of the Company, subject to the terms and conditions of this Agreement; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise, and redemption of the Warrants.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties agree as follows:

         Section 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent of the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

         Section 2. ISSUANCE OF WARRANTS AND FORM OF WARRANTS.

         (a) Subject to the terms and conditions hereof, at the Closing (as defined in the Loan Purchase Agreement), the Company shall issue to the Sellers and the Sellers shall accept from the Company, Warrants substantially in the form attached hereto as Exhibit A. Each Seller will be entitled to receive Warrants to purchase that number of shares of Common Stock of the Company set forth opposite such Seller's name on Exhibit B hereto.

         (b) Each Warrant shall entitle the registered holder of the certificate representing such Warrant to purchase upon the exercise thereof one share of Common Stock, subject to the
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adjustments provided for in Section 9 hereof, at any time until 5:00 p.m., New
York City time, on February 20, 2000 [30 months following the Closing Date], unless earlier redeemed pursuant to Section 11 hereof.

         (c) The Warrant certificates shall be in registered form only. Each Warrant certificate shall be dated by the Warrant Agent as of the date of issuance thereof (whether upon initial issuance or upon transfer or exchange), and shall be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice President, and attested to by the manual or facsimile signature of its Secretary or an Assistant Secretary. In case any officer of the Company who shall have signed any Warrant certificate shall cease to be such officer of the Company prior to the issuance thereof, such Warrant certificate may nevertheless be issued and delivered with the same force and effect as though the person who signed the same had not ceased to be such officer of the Company.

         Section 3. EXERCISE OF WARRANTS, DURATION AND WARRANT PRICE. Subject to the provisions of this Agreement, each registered holder of one or more Warrant certificates shall have the right, which may be exercised as provided in such Warrant certificates, to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of shares of Common Stock to which the Warrants represented by such certificates are at the time entitled hereunder.

         (a) Each Warrant not exercised by its expiration date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on such date.

         (b) A Warrant may be exercised by the surrender of the certificate representing such Warrant to the Company, at the office of the Warrant Agent, or at the office of a successor to the Warrant Agent, with the subscription form set forth on the reverse thereof duly executed and properly endorsed with the signatures properly guaranteed, and upon payment in full to the Warrant Agent for the account of the Company of the Warrant Price (as hereinafter defined) for the number of shares of Common Stock as to which the Warrant is exercised. Such Warrant Price shall be paid in full in cash, or by certified check or bank draft payable in United States currency to the order of the Warrant Agent.

         (c) The price per share of Common Stock at which the Warrants may be exercised (the "Warrant Price") shall be $20 (subject to adjustment in accordance with Section 9 hereof).

         (d) Subject to the further provisions of this Section 3 and of Section 6 hereof, upon surrender of Warrant certificates and payment of the Warrant Price, the Company shall issue and cause to be delivered, with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, subject to applicable securities laws, a certificate or certificates for the number of securities so purchased upon the exercise of such Warrants, together with cash, as provided in Section 10 of this Agreement, in respect of any fraction of a share or security otherwise issuable upon such surrender. All shares


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of Common Stock issued upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable.

         (e) Certificates representing such securities shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of the surrender of such Warrants and payment of the Warrant Price; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Common Stock or other securities purchasable upon the exercise of such Warrants shall be closed, the certificates for the securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such securities and the person to whom such securities are issuable shall not be deemed to have became a holder of record of such securities. The rights of purchase represented by each Warrant certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part of the number of securities specified therein and, in the event that any Warrant certificate is exercised in respect of less than all of the securities specified therein at any time prior to the expiration date of the Warrant certificate, a new Warrant certificate or certificates will be issued to such registered holder for the remaining number of securities specified in the Warrant certificate so surrendered.

         Section 4. COUNTERSIGNATURE AND REGISTRATION.

         (a) The Warrant Agent shall maintain books (the "Warrant Register") for the registration and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the Sellers in accordance with Section 2 hereof. The Warrant certificates shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as such under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant certificates may be so countersigned, however, by the Warrant Agent and delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

         (b) Prior to due presentment for registration of transfer of any Warrant certificate, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register (the "registered holder") as the absolute owner of such Warrant certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, of any distribution or notice to the holder thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


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         Section 5. TRANSFER AND EXCHANGE OF WARRANTS.

         (a) The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant or portion thereof upon the Warrant Register, upon surrender of the certificate evidencing such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants so transferred shall be issued to the transferee and the surrendered Warrant certificate shall be canceled by the Warrant Agent. In the event that only a portion of a Warrant is transferred at any time, a new Warrant certificate representing the remaining portion of the Warrant will also be issued to the transferring holder. The Warrant certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Notwithstanding the foregoing, no transfer or exchange may be made except in compliance with applicable securities laws and Section 14 hereof.

         (b) Warrant certificates may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificate or certificates so surrendered, representing an equal aggregate number of Warrants.

         (c) The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant certificate for a fraction of a Warrant.

         (d) No service charge shall be made for any exchange or registration of transfer of Warrant certificates.

         (e) The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the new Warrant certificates required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with certificates duly executed on behalf of the Company for such purpose.

         Section 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of the shares of Common Stock issuable upon the exercise of Warrants; provided, however, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for shares of Common Stock in a name other than registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant certificate until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         Section 7. MUTILATED OR MISSING WARRANTS. In case any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated


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Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate representing an equal aggregate number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant certificate and reasonable indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant certificates shall also comply with such other reasonable conditions and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

         Section 8. RESERVATION OF COMMON STOCK.

         (a) There have been reserved, and the Company shall at all times keep reserved, out of its authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants then outstanding or issuable upon exercise, and the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

         (b) The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash as provided in Section 10 of this Agreement. All Warrant certificates surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company. Promptly after the expiration date of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of such Warrants which expired unexercised, and after the expiration date of the Warrants, no shares of Common Stock shall be subject to reservation in respect of such Warrants.

         Section 9. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES OF COMMON STOCK. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         9.1 ADJUSTMENTS. The number of shares of Common Stock purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                  (a) If the Company (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares, or (iv) issues, by reclassification of its Common Stock, other securities of the Company, then the number of shares of Common Stock purchasable upon exercise of a Warrant immediately prior thereto will be adjusted


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so that the holder of a Warrant will be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 9.1(a) will become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) No adjustment in the number of shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares then purchasable upon the exercise of the Warrants.

                  (c) Whenever the number of shares purchasable upon the exercise of the Warrants is adjusted, as herein provided, the Warrant Price for shares payable upon exercise of the Warrants shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares so purchasable immediately thereafter.

                  (d) Whenever the number of shares purchasable upon the exercise of the Warrants and/or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrant Agent and each registered holder of a Warrant by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of shares purchasable upon the exercise of the Warrants after such adjustment, the Warrant Price as adjusted, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. The Warrant Agent shall be fully protected in relying on any such certificate and any adjustment therein contained, and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

                  (e) For the purpose of this subsection 9.1, the term "Common Stock" shall mean (i) the class of stock designated as the voting Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, a registered holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 9.


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         9.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 9.1, no adjustment in respect of any dividends or distributions shall be made during the term of the Warrants or upon the exercise of the Warrants.

         9.3 NO ADJUSTMENT IN CERTAIN CASES. No adjustments are required to be made pursuant to Section 9 hereof in connection with the issuance of shares of Common Stock or the Warrants (or the underlying shares of Common Stock) in the transactions contemplated by this Agreement.

         9.4 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that the registered holders of the Warrants shall have the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. Any such agreements referred to in this subsection 9.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 hereof. The provisions of this subsection
9.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

         9.5 PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Warrant Price.

         9.6 INDEPENDENT PUBLIC ACCOUNTANTS. The Company may but shall not be required to retain a firm of independent public accountants of recognized regional or national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9.

         9.7 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Warrant Price or the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.


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         9.8 NO RIGHTS AS STOCKHOLDER; NOTICES TO HOLDERS OF WARRANTS. If, at
any time prior to the expiration of a Warrant and prior to its exercise, any one or more of the following events shall occur:

                  (a) any action that would require an adjustment pursuant to subsection 9.1 or 9.4 hereof; or

                  (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed; then the Company must give notice in writing of such event to the registered holders of the Warrants, as provided in Section 20 hereof, at least 20 days to the extent practicable, prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice must specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein will not affect the validity of any action taken with respect thereto.

         Section 10. FRACTIONAL INTERESTS. The Company is not required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 10, be issuable on the exercise of a Warrant (or specified portion thereof), the Company will in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" means (i) if the Common Stock is listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the average for the 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed, as the case may be, whichever is the higher, or (ii) if the Common Stock is traded in the over-the-counter market and is not listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 10 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported on the OTC Bulletin Board or in the "pink sheets" published by National Quotation Bureau, Incorporated.


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         Section 11. REDEMPTION.

                  (a) The then outstanding Warrants may be redeemed, at the option of the Company, at $.10 per share of Common Stock purchasable upon exercise of such Warrants, at any time after the average Daily Market Price per share of the Common Stock for a period of at least 5 consecutive trading days ending not more than fifteen days prior to the date of the notice given pursuant to Section 11(b) hereof has equaled or exceeded $27.00, and prior to expiration of the Warrants. The Daily Market Price of the Common Stock will be determined by the Company in the manner set forth in Section 11(e) as of the end of each trading day (or, if no trading in the Common Stock occurred on such day, as of the end of the immediately preceding trading day in which trading occurred) and verified to the Warrant Agent before the Company may give notice of redemption. All outstanding Warrants must be redeemed if any are redeemed, and any right to exercise an outstanding Warrant shall terminate at 5:00 p.m. (New York City time) on the date fixed for redemption. Trading day means a day in which trading of securities occurred on the Nasdaq National Market.

                  (b) The Company may exercise its right to redeem the Warrants only by giving the notice set forth in the following sentence. If the Company exercises its right to redeem, it shall give notice to the Warrant Agent and the registered holders of the outstanding Warrants by mailing or causing the Warrant Agent to mail to such registered holders a notice of redemption, first class, postage prepaid, at their addresses as they shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein will be conclusively presumed to have been duly given whether or not the registered holder actually receives such notice.

                  (c) The notice of redemption must specify the redemption price, the date fixed for redemption (which must be at least 30 days after such notice is mailed), the place where the Warrant certificates must be delivered and the redemption price paid, and that the right to exercise the Warrant will terminate at 5:00 P.M. (New York City time) on the date fixed for redemption.

                  (d) Appropriate adjustment shall be made to the redemption price and to the minimum Daily Market Price prerequisite to redemption set forth in Section 11(a) hereof, in each case on the same basis as provided in Section 9 hereof with respect to adjustment of the Warrant Price.

                  (e) For purposes of this Agreement, the term "Daily Market Price" means (i) if the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the daily per share closing price of the Common Stock as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed on the trading day in question, as the case may be, whichever is the higher, or (ii) if the Common Stock is traded in the over-the-counter market and not quoted on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the closing bid price of the Common Stock on the trading day in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the


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last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as quoted on the OTC Bulletin Board or reported in the "pink sheets" published by National Quotation Bureau, Incorporated.

                  (f) On the redemption date, each Warrant will be automatically converted into the right to receive the redemption price and the Warrant Agent will no longer honor any purported exercise of a Warrant. On or before the redemption date, the Company will deposit with the Warrant Agent sufficient funds for the purpose of redeeming all of the outstanding unexercised Warrants. All such funds shall be maintained by the Warrant Agent in an interest-bearing, segregated account. funds remaining in such account on the date three years from the redemption date will be returned to the Company. Any Warrants thereafter submitted to the Warrant Agent for redemption will be forwarded for redemption by the Warrant Agent to the Company, and the Warrant Agent will have no further responsibility with respect thereto.

         Section 12. RIGHTS AS WARRANTHOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof, as such, any of the rights of stockholders of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

         Section 13. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS. The Warrant Agent must account promptly to the Company with respect to Warrants exercised, and must promptly pay to the Company all monies received by it upon the exercise of such Warrants, and agrees to keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

         Section 14. RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

                  (a) Each holder of a Warrant agrees that prior to making any disposition or transfer of the Warrants or shares issuable upon exercise of the Warrants ("Shares"), unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is in effect with regard thereto and the disposition may be effected in accordance therewith and with applicable state securities laws, the holder shall give written notice to the Company describing briefly the manner in which any such proposed disposition or transfer is to be made; and no such disposition shall be made except pursuant to an exemption from the registration requirements of all applicable federal and state securities laws, which exemption shall be proved to the satisfaction of the Company and its counsel prior to the effectuation of any such disposition or transfer.

                  (b) Each certificate evidencing the Warrants and Shares issuable upon exercise of the Warrants shall bear a legend in substantially the following form, until such time as such


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Warrants or such Shares have been sold pursuant to a registration statement contemplated in subsection (c) below or unless, in the opinion of legal counsel to the Company, such legend is not required in order to establish compliance with any provisions of applicable security laws:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 14 OF THE WARRANT AGREEMENT DATED AS OF AUGUST 20, 1997, BETWEEN UGLY DUCKLING CORPORATION AND HARRIS TRUST COMPANY OF CALIFORNIA, AS WARRANT AGENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

                  (c) Subject to the next sentence below, whenever during the one-year period beginning on the date of issuance of the Warrants hereunder the Company proposes to file with the Commission a registration statement with respect to equity securities of the Company (other than as to securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Securities Act or for which a Form S-4 Registration Statement could be used), it shall, at least 30 days prior to such filing, give written notice of such proposed filing to the holders of Warrants and Shares which bear a legend as contemplated in Section 14(b) above and which shall not have previously been included in a registration statement filed under this
Section 14(c), at their respective addresses as they appear on the records of the Warrant Agent or the Company, and shall offer to include and shall include, subject to the provisions of this Section 14(c), in such filing any proposed disposition of such Warrants and Shares upon receipt by the Company, not less than 10 days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition and all other information with respect to the holders of such Warrants or Shares requested to be included in such filing as shall be reasonably necessary to be included in such Registration Statement. Notwithstanding the above, after such time as the holders shall have been given two opportunities to include their Warrants and underlying Shares in a Registration Statement of the Company pursuant to the next sentence above, and all securities of holders who shall have requested such inclusion in accordance herewith and who have not withdrawn such request have been included in such a Registration Statement, the Company will have no further obligation to the holders under this Section 14(c) and the holders of Warrants and Shares that have not been included previously in a Registration Statement under this Section 14(c) will have no further registration rights under this Agreement. In the event that (i) the managing underwriter for any such offering advises the Company in writing that the inclusion of such securities in the offering would be detrimental to the offering or (ii) in the event that there is no managing underwriter, if, in the good faith judgment of the Board of Directors of the Company, inclusion of the Warrants and/or the Shares in the registration would be seriously detrimental to the Company, then, such securities shall not be included in the Registration Statement. In the event that securities requested to be included in an offering are not included in accordance with the immediately preceding sentence, any notice given to holders of Warrants and Shares hereunder with respect to such offering shall not be counted against the limitation provided for in the second sentence of this Section 14(c).

                  (d) All fees, disbursements, and out-of-pocket expenses incurred in connection with the filing of any Registration Statement under
Section 14(c) hereof and in complying with applicable securities and Blue Sky laws shall be borne by the Company, provided, however, that any expenses of the holders of the Warrants or the Shares, including but not limited to attorneys' fees and discounts and commissions, shall be borne by such holders. The Company at its expense will supply the holders of the Warrants and Shares included in a Registration Statement with copies of such Registration Statement and the prospectus or offering circular included therein in such quantities as may be reasonably requested by such holders.

                  (e) Each holder of a Warrant or Shares to be included in a Registration Statement pursuant to this Section 14 agrees to cooperate with the Company and to provide the Company on its request with all information concerning such holder and such Warrants and Shares that may reasonably be requested by the Company in order for the Company to perform its obligation under this Section 14.

         Section 15. INDEMNIFICATION.

                  (a) In the event of the filing of any Registration Statement with respect to the Warrants or the Shares pursuant to Section 14 above, the Company agrees to indemnify and hold harmless the holders of such Warrants or Shares (for purposes of this Section 15, references to any holder of Shares shall refer only to such holders who have agreed to be bound by this Section
15), and each person who controls such holders within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which such holders or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by any such holder specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 15(a) with respect to any preliminary prospectus shall not inure to the benefit of any holder of Warrants or Shares from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Warrants or Shares, if a copy of the prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Securities Act and the rules and regulations thereunder, unless such failure is the result of non-compliance by the Company with the last sentence of Section 14(d) hereof. This indemnity will be in addition to any liability which the Company may otherwise have.

                  (b) Each holder of a Warrant and each holder of a Share agrees that he will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Securities Act in respect of the Registration Statement, each officer of the Company, and each person who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such holder specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 15 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 15, notify the indemnifying party of the commencement thereof. No indemnification provided for in this Section 15 shall be available to any party who shall fail to give the notice if the party to whom such notice was not given was prejudiced by the failure to give the notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party or parties from any liability which it may have to any indemnified party for contribution otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 15. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 15 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

         Section 16. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.

         (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 19 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and any of the Warrant certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant certificates so countersigned; and in case at that time any of the Warrant certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases the Warrants represented by such Warrant certificates shall have the full force provided in the Warrant certificates and in this Agreement. Any such successor Warrant Agent shall promptly give notice of its succession as Warrant Agent to the Company and to the registered holder of each Warrant certificate.

         (b) If at any time the name of the Warrant Agent is changed and at such time any of the Warrant certificates have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant certificates so countersigned; and if at that time any of the Warrant certificates have not been countersigned, the Warrant Agent may countersign such Warrant certificates either in its prior name or in its changed name; and in all such cases the Warrants represented by such Warrant certificates will have the full force provided in the Warrant certificates and in this Agreement.

         Section 17. CONCERNING THE WARRANT AGENT. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent, and its officers, agents and directors for, and to hold each of them harmless against, any loss, liability, or expense incurred without negligence or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent or such indemnified party in connection with the acceptance or administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Warrant, the termination of this Agreement and the resignation or removal of the Warrant Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company.

         The Warrant Agent may conclusively rely upon and shall be protected by the Company and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Warrant certificate or certificate for the Common stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth herein.

         Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         Section 18. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Warrant Agent, upon the following terms and conditions, by all of which the Company and the holders of Warrant certificates, by their acceptance thereof, shall be bound:

         (a) Before the Warrant Agent acts or refrains from acting, the Warrant Agent may consult with legal counsel (who may be legal counsel for the Company) and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or factual matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any person believed in good faith by the Warrant Agent to be one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Warrant Agent shall be liable hereunder to the Company and any other Person only for its own negligence or wilful misconduct.

         (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Warrant Agent is serving as an administrative agent and, accordingly, shall not be under any responsibility in respect of the validity of any provision of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant certificate; nor shall it be responsible for any change in the exercisability of the Warrant (including the Warrant becoming void) or any adjustment in the terms of the Warrant (including the manner, method or amount thereof) provided for herein, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of any Warrant evidenced by a Warrant certificate after actual notice to the Warrant Agent that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common stock to be issued pursuant to this Agreement or any Warrant certificate or as to whether any shares of Common stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

         (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed in good faith by the Warrant Agent to be one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer of for any delay in acting while waiting for those instructions.

                  Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten

Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

         (h) Subject to applicable law, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) The Warrant Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement) under this Agreement unless and until the Warrant Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                  Section 19. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving the Company at least 30 days prior notice in writing, and by mailing notice in writing to the registered holders at their addresses appearing on the Warrant Register, of such resignation, at least 15 days prior to the date such resignation shall take effect and specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the registered holders of the Warrants. If the Warrant Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company fails to make such appointment within 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant certificate for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor

Warrant Agent, whether appointed by the Company or by such a court, must be registered and otherwise authorized to serve as a transfer agent pursuant to the Securities Exchange Act of 1934, as amended. If at any time the Warrant Agent ceases to be eligible in accordance with the provisions of this Section 19, it will resign immediately in the manner and with the effect specified in this
Section 19. After acceptance in writing of the appointment, the successor Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent will deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for this purpose. Upon request of any successor Warrant Agent, the Company will make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such powers, rights, duties and responsibilities. Failure to file or mail any notice provided in this Section 19, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         Section 20. IDENTITY OF TRANSFER AGENT. Following the appointment of any transfer agent for the Common Stock or of any subsequent transfer agent for shares of the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

         Section 21. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant certificate to or on the Company shall be sufficiently given or made if sent by registered or certified mail, addressed (until another address is filed in writing with the Warrant Agent) as follows (and shall be deemed given upon receipt):

                           Ugly Duckling Corporation
                           2525 East Camelback Road
                           Suite 1150
                           Phoenix, Arizona 85016
                           Attention:  Steven P. Johnson, Senior Vice President,
                                       General Counsel and Secretary

                           With a copy to:

                           Steven D. Pidgeon
                           Snell & Wilmer L.L.P.
                           One Arizona Center
                           Phoenix, Arizona 85004-0001

Notices or demands authorized by this Agreement to be given or made by the Company or by the holder of any Warrant certificate to or on the Warrant Agent shall be sent by registered or certified mail, addressed (until another address is filed in writing with the Company) as follows (and shall be deemed given upon receipt):

                           Harris Trust Company of California
                           601 South Figueroa
                           49th Floor
                           Los Angeles, CA 90017
                           Attention: Neil Rosso, Corporate Trust

Notices or demands authorized by this Agreement to be given or made by the Company or the Warrant Agent to the holder of any Warrant certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown in the Warrant Register. The Company shall deliver a copy of any notice or demand it delivers to the holder of any Warrant certificate to the Warrant Agent.

         Section 22. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants, or which shall not adversely affect the interests of the holders of Warrants (including reducing the Warrant Price or extending the redemption or expiration date). In any situation in which this Agreement cannot be amended pursuant to the next sentence above, this Agreement may be amended by the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided, however, that without the consent of each holder of a Warrant, there can be no increase of the Warrant Price or reduction of the exercise period for such holder's Warrants and provided, further, that no such supplement or amendment may affect the rights or duties of the Warrant Agent under this Agreement without the written consent of the Warrant Agent.

         Section 23. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company, or the Warrant Agent or the registered holders of the Warrants will bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 24. GOVERNING LAW. This Agreement will be deemed to be a contract made under the laws of the State of Arizona and for all purposes will be construed in accordance with the laws of said State, except as to Sections 17, 18 and 22, which shall be governed by and construed in accordance with the laws of the State of Illinois. Each holder of a Warrant by its acceptance thereof agrees to submit to the jurisdiction of a court of competent jurisdiction in the State of Arizona, but to the State of Illinois as to Sections 17, 18 and 22, for the purpose of resolving any disputes arising with respect to the Warrants or this Agreement.

         Section 25. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement will be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement is for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

         Section 26. COUNTERPARTS. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

         Section 27. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                     UGLY DUCKLING CORPORATION

                                     By: /s/ Steven P. Johnson
                                        --------------------------------------
                                     Name: Steven P. Johnson
                                          ------------------------------------
                                     Its: Secretary
                                         -------------------------------------

                                     HARRIS TRUST COMPANY
                                     OF CALIFORNIA

                                     By: /s/ Neil T. Rosso
                                        --------------------------------------
                                     Name: Neil T. Rosso
                                          ------------------------------------
                                     Its: Assistant Vice President
                                         -------------------------------------

Warrant No.  ____

                                    EXHIBIT A

               WARRANT TO PURCHASE ________ SHARES OF COMMON STOCK

                              VOID AFTER 5:00 P.M.,
                    NEW YORK CITY TIME, ON FEBRUARY 20, 2000

                            UGLY DUCKLING CORPORATION

         This certifies that, for value received ________________________, the registered holder hereof or assigns (the "Holder"), is entitled to purchase from UGLY DUCKLING CORPORATION, a Delaware corporation (the "Company"), at any time before 5:00 p.m., New York City time, on February 20, 2000, at the purchase price per share of $20 (the "Warrant Price"), the number of shares of Common Stock, par value $0.001 per share, of the Company set forth above (the "Shares"). The number of shares of Common Stock purchasable upon exercise of the Warrant evidenced hereby and the Warrant Price is subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         This Warrant may be redeemed, at the option of the Company, at $.10 per share of Common Stock purchasable upon exercise hereof, at any time after the average Daily Market Price (as defined in Section 11 of the Warrant Agreement) per share of the Common Stock for a period of at least 5 consecutive trading days ending not more than fifteen days prior to the date of the notice given pursuant to Section 11(b) thereof has equaled or exceeded $27.00, and prior to expiration of this Warrant. The Holder's right to exercise this Warrant terminates at 5:00 p.m. (New York City time) on the date fixed for redemption in the notice of redemption delivered by the Company in accordance with the Warrant Agreement.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and guaranteed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office in Los Angeles, California, of Harris Trust Company of California (the "Warrant Agent"). Payment of such price may be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

         The Warrants evidenced hereby are part of a duly authorized issue of Warrants and are issued under and in accordance with the Warrant Agreement dated as of August 20, 1997, between the Company and the Warrant Agent, and are subject to the terms and provisions contained in such Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

         Upon any partial exercise of the Warrants evidenced hereby, there will be issued to the Holder a new Warrant certificate in respect of the Shares evidenced hereby that have not been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company will pay the cash value of any fraction upon the exercise of one or more Warrants.

         The number of shares of Common Stock issuable upon exercise of this Warrant is subject to adjustment as provided in Section 9 of the Warrant Agreement. The Warrant Agreement may be amended by the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided that without the consent of each holder of a Warrant certain specified changes cannot be made to such holder's Warrants and no amendment may affect the rights and duties of the Warrant Agent without the consent of the Warrant Agent. Pursuant to the Warrant Agreement, by acceptance of a Warrant, each holder consents to the jurisdiction of a court of competent jurisdiction in the State of Arizona for the purpose of resolving any disputes arising with respect to the Warrants or the Warrant Agreement.

         The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until any transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes. Notices and demands to be given to the Company or the Warrant Agent must be given by certified or registered mail at the addresses provided in the Warrant Agreement.

Dated: __________________________         UGLY DUCKLING CORPORATION

                                          By:__________________________________
                                             President

ATTEST:

_________________________________
Secretary
                                          This is one of the Warrants referred
                                          to in the within mentioned Warrant
                                          Agreement.

                                          HARRIS TRUST COMPANY
                                          OF CALIFORNIA

                                       By:_____________________________________
                                          Authorized Representative

                            UGLY DUCKLING CORPORATION
                                  PURCHASE FORM

                                Mailing Address:
                            UGLY DUCKLING CORPORATION
                            2525 East Camelback Road
                                   Suite 1150
                             Phoenix, Arizona 85016

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _____________Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:
_______________________________________________________________________________
_______________________________________________________________________________
(Please Print or Type Name, Address and Social Security Number)

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his or her Assignee as below indicated and delivered to the address stated below.

                                               Dated:__________________________

Name of Holder or Assignee:

_______________________________________________________________________________
(Please Print)

Address:_______________________________________________________________________
_______________________________________________________________________________

Signature:

______________________________

NOTE: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:

______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
          (Name and Address of Assignee Must Be Printed or Typewritten)

________________________________________________________________________________

the within Warrants, hereby irrevocably constituting and appointing ____________ __________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:_________________________


                                    ___________________________________________
                                    Signature of Registered Holder

                           Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:


________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.

                                    EXHIBIT B

Name and Address of Sellers                                   No. of Warrants
- ---------------------------                                   ---------------
LaSalle National Bank                                         72,916
135 South LaSalle Street
Chicago, IL 60603
Attn: James Thompson

Fleet Bank, National Association                              60,763
777 Main Street
Mail Code CTMOH2OA
Hartford, CT 06115
Attn: Edward Walsh

NBD Bank                                                      61,680
c/o The First National Bank of Chicago
One First National Plaza
Chicago, IL 60670
Attn: Thomas T. Bower

NationsBank, N.A.                                             36,458
NationsBank Plaza
901 Main Street, 66th Floor
Dallas, TX 75283-1000
Attn: Jay Wampler

Harris Trust and Savings Bank                                 48,610
200 West Monroe Street
Chicago, IL 60606
Attn: Sandra Sanders

First Bank National Association                               60,763
601 Second Avenue
Minneapolis, MN 55402-4302
Attn: David Larsen

Mellon Bank, N.A.                                             48,610
One Mellon Center, Room 4835
Pittsburgh, PA 15258-0001
Attn: Christopher Shannon